UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2011
TIFFANY & CO.
(Exact name of registrant as specified in its charter)

Delaware	1-9494	13-3228013

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

727 Fifth Avenue, New York, New York	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 755-8000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 10, 2011, Registrant made effective a Senior Executive Employment Agreement with Frederic Cumenal, Executive Vice President. The Agreement is attached as an exhibit hereto.
Item 8.01. Other Events.
Registrant makes various grants and awards of cash, stock and stock units, and provides various benefits, to its executive officers and other management employees pursuant to its 2005 Employee Incentive Plan and pursuant to various retirement plans, formal agreements and informal agreements. As part of its annual review of compensation, the Compensation Committee of Registrant’s Board of Directors made various changes and approved new terms. Forms of awards, terms and agreements subject to such changes made are attached as exhibits hereto and are incorporated herein by reference.
At a meeting of the Nominating/Corporate Governance Committee of the Registrant’s Board of Directors, held on March 17, 2011, the Committee amended the Company’s Corporate Governance Principles to clarify that responsibility for director compensation and management succession rests with the Nominating/Corporate Governance Committee.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

10.139d	Form of Fiscal 2011 Cash Incentive Award Agreement for certain Executive Officers adopted on March 16, 2011 under Registrant’s 2005 Employee Incentive Plan as Amended and Adopted as of May 18, 2006.

10.153	Corporate Governance Principles, Amended and Restated as of March 17, 2011.

10.154	Senior Executive Employment Agreement between Frederic Cumenal and Tiffany and Company, effective as of March 10, 2011.

10.161	Terms of Time-Vested Restricted Stock Unit Grants to certain Executive Officers under Registrant’s 2005 Employee Incentive Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
BY:	/s/ Patrick B. Dorsey
Patrick B. Dorsey
Senior Vice President, Secretary and General Counsel
Date: March 21, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.139d	Form of Fiscal 2011 Cash Incentive Award Agreement for certain Executive Officers adopted on March 16, 2011 under Registrant’s 2005 Employee Incentive Plan as Amended and Adopted as of May 18, 2006.

10.153	Corporate Governance Principles, Amended and Restated as of March 17, 2011.

10.154	Senior Executive Employment Agreement between Frederic Cumenal and Tiffany and Company, effective as of March 10, 2011.

10.161	Terms of Time-Vested Restricted Stock Unit Grants to certain Executive Officers under Registrant’s 2005 Employee Incentive Plan.